Exhibit 21

LIST OF SUBSIDIARIES OF DISCOVERY COMMUNICATIONS, INC.

Entity	Place of Formation
A123 Online Interactive Services, Inc.	Delaware
Academy123, Inc.	Delaware
Ad Valorem Acq. Discovery Communications Benelux BV	Netherlands
Adventure Race Productions, Inc.	Delaware
AMHI, LLC	Delaware
Animal Planet (Asia) LLC	Delaware
Animal Planet Europe P/S	UK
Animal Planet Europe Limited	England and Wales
Animal Planet Japan Co., Ltd. (Animaru Puranetto Japan Kabushiki Kaisha)	Japan
Animal Planet (Japan) LLP	Delaware
Animal Planet (Latin America), L.L.C.	Delaware
Animal Planet, LP	Delaware
Animal Planet North America, Inc.	Delaware
Animal Planet, LLC	Delaware
Betty TV Limited	England and Wales
Canadian AP Ventures Company	Nova Scotia
Clearvue & SVE, Inc.	Illinois
Convex Group, Inc.	Delaware
CSS Studios, LLC	New York
CSS Studios Limited	England and Wales
DHC Discovery, Inc.	Colorado
DHC Ventures, LLC	Delaware
Discovery 3D Holding, Inc.	Delaware
Discovery (UK) Limited	England and Wales
Discovery Advertising Sales Taiwan Pte Ltd.	Singapore
Discovery AP Acquisition, Inc.	Delaware
Discovery Asia, LLC	Delaware
Discovery Asia Sales Private Limited	Singapore
Discovery Communications Deutschland GmbH & Co. KG	Germany
Discovery Channel (Mauritius) Private Limited	Mauritius
Discovery Civilization North America, Inc.	Delaware
Discovery Communications Bulgaria EOOD	Bulgaria
Discovery Communications Colombia Ltda	Colombia
Discovery Comunicacoes do Brasil LTDA	Brazil
Discovery Communications, LLC	Delaware
Discovery Communications Europe Limited	England and Wales
Discovery Communications Holding, LLC	Delaware
Discovery Communications India	India
Discovery Communications Ltd., L.L.C.	Delaware
Discovery Communications Mexico Services, S. de R.L. de C.V.	Mexico
Discovery Communications Nordic ApS	Denmark
Discovery Communications OOO	Russia
Discovery Communications 2 OOO	Russia
Discovery Communications 3 OOO	Russia
Discovery Communications 4 OOO	Russia
Discovery Communications 5 OOO	Russia
Discovery Communications 6 OOO	Russia
Discovery Communications 7 OOO	Russia
Discovery Communications 8 OOO	Russia
Discovery Communications Spain and Portugal, S.L.	Spain
Discovery Communications Ukraine TOV	Ukraine
Discovery Content Verwaltungs GmbH	Germany
Discovery Czech Republic S.R.O.	Czech Republic

Entity	Place of Formation
Discovery Education Assessment LLC	Delaware
Discovery Education, Inc.	Illinois
Discovery Education Canada ULC	Nova Scotia
Discovery Enterprises, LLC	Delaware
Discovery Entertainment Services, Inc.	Delaware
Discovery Extreme Music Publishing, LLC	Delaware
Discovery Financing Holdings, Inc.	Delaware
Discovery Foreign Holdings, Inc.	Delaware
Discovery Germany, L.L.C.	Delaware
Discovery Health Channel, LLC	Delaware
Discovery Health North America, Inc.	Delaware
Discovery Health NS, ULC	Nova Scotia
Discovery Health Ventures, LLC	Delaware
Discovery Holding Company	Delaware
Discovery Holdings OOO	Russia
Discovery Hungary Kft	Hungary
Discovery Italia S.r.l.	Italy
Discovery Kids North America, Inc.	Delaware
Discovery Latin America, L.L.C.	Delaware
Discovery Latin America Holdings, LLC	Delaware
Discovery Latin America Investments, LLC	Delaware
Discovery Licensing, Inc.	Delaware
Discovery Max Music Publishing, LLC	Delaware
Discovery Media Services Limited	Turkey
Discovery Networks Asia-Pacific PTE. LTD	Singapore
Discovery Networks Caribbean, Inc.	Barbados
Discovery Networks International LLC	Colorado
Discovery Networks International Holdings Limited	England and Wales
Discovery Networks Korea Limited	Korea
Discovery Networks Mexico, S. de R.L. de C.V.	Mexico
Discovery New York, Inc.	Delaware
Discovery OWN Holdings, Inc.	Delaware
Discovery Patent Licensing, LLC	Delaware
Discovery Pet Online Administration, Inc.	Delaware
Discovery Pet Online Services, LLC	Delaware
Discovery Pet Video, LLC	Delaware
Discovery Polska SP z.o.o.	Poland
Discovery Productions Group, Inc.	Delaware
Discovery Productions, LLC	Delaware
Discovery Publishing, Inc.	Delaware
Discovery Realty, LLC	Delaware
Discovery Retail Cafes, LLC	Delaware
Discovery Romania SRL	Romania
Discovery SC Investment, Inc.	Delaware
Discovery Services Australia Pty Ltd	Australia
Discovery Services, Inc.	Delaware
Discovery Services Hong Kong Limited	Hong Kong
Discovery Spanish Ventures S.L.	Spain
Discovery Studios, LLC	Delaware
Discovery Talent Services, LLC	Delaware
Discovery Television Center, LLC	Delaware
Discovery Times Channel, LLC	Delaware
Discovery Top Music Publishing, LLC	Delaware
Discovery Trademark Holding Company, Inc.	Delaware
Discovery TV Journalism Productions, LLC	Delaware
Discovery Wings, LLC	Delaware
Discovery World Television, Inc.	Maryland
Discovery.com, LLC	Delaware
Discoverytravel.com, LLC	Delaware

Entity	Place of Formation
DLA Holdings, Inc.	Delaware
DNE Music Publishing Limited	England and Wales
DNI Europe Holdings Limited	England and Wales
DNI German Holdings I Limited	England and Wales
DNI German Holdings II Limited	England and Wales
DNI Global Holdings Limited	England and Wales
DSC Japan, L.L.C.	Delaware
DTHC, Inc.	Delaware
GeoNova Publishing, Inc.	Delaware
HowStuffWorks, Inc.	Delaware
JV Network, LLC	Delaware
Liberty Animal Inc.	Delaware
Liv (Latin America), LLC	Delaware
Network USA Incorporated	Maryland
New SVE, Inc.	Illinois
Patagonia Adventures, LLC	Delaware
Pop Sound, Inc.	Delaware
Run-of-Shows, LLC	Delaware
Sound One Corporation	New York
The Audio Visual Group, Inc.	California
Travel Daily News, Inc.	Delaware
Treehugger Acquisition Corp.	Delaware